Exhibit 21.1

                    SUBSIDIARIES OF MEMBERWORKS INCORPORATED


                                                             State or Other
                                                             Jurisdiction of
                                                              Incorporation
Name                                                         or Organization
----                                                         ---------------
Interactive Voice Media Baltimore LLC                              DE
Interactive Voice Media Colorado LLC                               DE
Interactive Voice Media Georgia LLC                                DE
Interactive Voice Media Michigan LLC                               DE
Interactive Voice Media New Jersey LLC                             DE
Interactive Voice Media New York LLC                               DE
Interactive Voice Media Ohio LLC                                   DE
Interactive Voice Media Pennsylvania LLC                           DE
Lavalife Washington D.C., L.L.C.                                   DE
Interactive Media Group (USA) Ltd.                                 DE
Interactive Media Consolidated, Inc.                               DE
Interactive (TX) Voice Media Corp.                                 TX
Interactive L.A. Voice Media Corp.                                 CA
Interactive Media (IL) Corp.                                       IL
Interactive Media MO Corp.                                         MO
Barnes Holding Corp.                                               NY
Interactive S.J. Voice Media Corp.                                 CA
Interactive Voice Media (CA) Corp.                                 CA
Interactive Voice Media (MN) Corp.                                 MN
Interactive Voice Media (Sacramento) Corp.                         CA
Coverdell & Company, Inc.                                          GA
Discount Development Services, L.L.C.                              IL
MemberWorks Canada LLC                                             DE
Impaq Marketing Corporation                                        DE
Best Benefits, Inc.                                                DE
Uni-Care, Inc.                                                     IL
Quota-Phone, Inc.                                                  NY
Countrywide Dental, Inc.                                           DE
MemberWorks Canada Holdco, Inc.                                    DE
Lavalife Corp.                                                 Nova Scotia
MyHealthSavings.com, Inc.                                          DE
Billing Services International, Inc.                               DE
MemberWorks Canada Corporation                                 Nova Scotia
3087739 Nova Scotia Co.                                        Nova Scotia
IMC Interactive Media Corporation Pty Ltd.                      Australia
Interactive Media Group (Australia) Pty Ltd.                    Australia
MemberWorks Canada Services, Inc.                                Ontario
MemberWorks Canada Travel Services, Inc.                         Quebec






                                       1